Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-88686, 333-2654, 333-67559, 333-37356, 333-50174, 333-88486, 333-105880, 333-134939) of Covenant Transport, Inc. of our report dated February 7, 2006 relating to the financial statements of Star Transportation, Inc., which appears in this Current Report on Form 8-K/A of Covenant Transport, Inc. dated November 30, 2006.

/s/ Lattimore Black Morgan & Cain, P.C.

Lattimore Black Morgan & Cain, P.C.
Brentwood, Tennessee
November 29, 2006

Back to Form 8-K/A